UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-49862	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100-C Cooper Court, Los Gatos, CA	95032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 354-7200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2009, the board of directors of Procera Networks, Inc. (the “Company”) appointed Charles Constanti as the Company’s Principal Accounting Officer, Treasurer and Secretary.  Mr. Constanti replaces John D. Higginbotham, Jr., who held the position of interim Principal Accounting Officer until July 15, 2009, and remains the Company’s Corporate Controller.

These appointments are in addition to Mr. Constanti’s current responsibilities as Chief Financial Officer and Principal Financial Officer of the Company, which he has held since May 2009.  Mr. Constanti, 45, was formerly the vice president and CFO of Netopia, Inc., a telecommunications equipment and software company, from April 2005 until its acquisition in February 2007 by Motorola, Inc., following which and through until May 8, 2009 Mr. Constanti held a senior finance position with Motorola.  From May 2001 to April 2005, Mr. Constanti was the vice president and corporate controller of Quantum Corporation, for which he had previously served in different accounting and finance positions since January 1997.  Prior to that, Mr. Constanti held various finance positions at Bank of America Corporation for 8 years, including vice president positions in accounting policy and corporate general accounting. Mr. Constanti was an auditor for PricewaterhouseCoopers for several years and is a certified public accountant. He earned a B.S. in Accounting from Binghamton University in 1985.  Mr. Constanti’s compensation was not changed as a result of his appointment as the Company’s Principal Accounting Officer, Treasurer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Date: July 17, 2009	By: /s/ Charles Constanti
Name: Charles Constanti
Title: Chief Financial Officer